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                           AMENDMENT TO THE BYLAWS OF
                                IBT BANCORP, INC.


         The Bylaws of IBT Bancorp, Inc., are hereby amended effective July 25, 2001, by making the following changes:

  1.     Article II, Section 1 is amended to read as follows:

         Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at a time and place designated by the Board of Directors. The purpose of the annual meeting shall be to elect Directors, and to transact such other business as may come before the meeting.

  2.     Article II, Section 5 is amended to read as follows:

         Section 5.  Proxy and Voting.

         (a) A shareholder of record may vote at any meeting either in person or by proxy.

         (b) A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy.

         (c) Without limiting the manner in which a shareholder may authorize another person or persons to act for him or her as proxy pursuant to Subsection
(a) of this section, the following methods constitute a valid means by which a shareholder may grant authority to another person to act as proxy:

             (1) The execution of a writing authorizing another person or persons to act for the shareholder as proxy. Execution may be accomplished by the shareholder or by an authorized officer, director, employee, or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, facsimile signature.

             (2) Transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization, or similar agent fully authorized by the person who will hold the proxy to receive that transmission. Any telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder. If a telegram, cablegram, or other electronic transmission is determined to be valid, the inspectors, or, if there are no inspectors, the persons making the determination shall specify the information upon which they relied.

         (d) A copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission created pursuant to Subsection (c) of this section may be substituted or used in lieu of the original writing or transmission for any purpose for which the original writing or transmission could be used, if the copy, facsimile telecommunication, or other reproduction is a complete reproduction of the entire original writing or transmission.







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         The foregoing amendment was duly approved by the Board of Directors of
IBT Bancorp, Inc. on July 25, 2001.

                                    /s/ Mary Ann Breuer
                                    -------------------------------------------
                                    Mary Ann Breuer, Secretary



                           AMENDMENT TO THE BYLAWS OF
                                IBT BANCORP, INC.


         The Bylaws of IBT Bancorp, Inc., are hereby amended effective January 23, 2001, by making the following change:

         Article III, Section 6 is amended to read as follows:

         Section 6. Retirement of Directors. Members of the Board of Directors will retire from the Board at the completion of the month in which they attain seventy-two (72) years of age. The foregoing language notwithstanding, members of the Board of Directors who attain seventy
         (70) years of age during calendar year 1998 shall retire from the Board at the completion of their term of office during which they attain seventy-five (75) years of age.

         The foregoing amendment was duly approved by the Board of Directors of IBT Bancorp, Inc. on January 23, 2001.

                                    /s/ Mary Ann Breuer
                                    ------------------------------------------
                                    Mary Ann Breuer, Secretary










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